EXHIBIT 16.1

Weinberg and Company, P.A.
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Certified Public Accountants

November 28, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C.  20549

                           RE:  THE SINGING MACHINE COMPANY, INC.
                                File Ref. No. 0-24968

We were previously the principal accountant for the Singing Machine Company, Inc. and under the date of June 12, 2000, we reported on the financial statements of The Singing Machine Company, Inc. as of March 31, 2000. On November 28, 2000, our appointment as principal accountant was terminated. We have read The Singing Machine Company, Inc.'s statements included under Item 4 of its Form 8-K dated November 29, 2000, and we agree with such statements.



                                                   Very truly yours,


                                                  /s/ Weinberg & Company, P.A.
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                                                  WEINBERG & COMPANY, P.A.
                                                  Certified Public Accountants